Exhibit 99.2

CHARTER COMMUNICATIONS BOARD OF DIRECTORS APPOINTS
ROBERT MAY INTERIM PRESIDENT AND CEO

Carl Vogel Resigns
Board Initiates Search for Permanent President and CEO

St. Louis (January 18, 2005) - Charter Communications, Inc. ("Charter") (NASDAQ:CHTR) today announced that its Board of Directors has unanimously voted to appoint Robert P. May, currently a director of Charter and Chairman of the Board of HealthSouth Corporation, as the Company's Interim President and Chief Executive Officer, effective immediately.

Mr. May's appointment followed Carl Vogel's resignation as President, Chief Executive Officer and a director of the Company. This agreement was reached mutually by Mr. Vogel and the Board. Mr. Vogel's employment contract with Charter was due to expire at the end of 2005. Mr. Vogel has agreed to be available to assist the Company over the next month to help ensure an orderly transition. The Board noted its appreciation for Mr. Vogel's contributions and commitment to the Company.

The Board has formed a search committee and will be selecting an executive search firm to help identify qualified candidates to lead the Company on a permanent basis.

"Charter's goal is to be the premier provider of in-home entertainment and communications in every market we serve," said Paul G. Allen, Chairman of Charter's Board of Directors. "We are pleased that Bob May will share his knowledge and experience as our Interim President and CEO, and lead Charter through this period of change. As a director, Bob is already familiar with Charter's business and has an appreciation of our Company's strengths and its dedicated employees. His appointment provides leadership and stability, while the management team and Board work to implement a comprehensive operations improvement program that will better position the Company for growth."

Lance Conn, a Charter director and member of the Board's Strategic Planning Committee, said, "Bob comes to Charter with a wealth of operating expertise earned over the past 30 years. His experience managing change initiatives at FedEx, Cablevision and HealthSouth gives him immediate insight into the operational improvements we need to make at Charter. He has a solid track record of helping companies successfully take advantage of new opportunities while addressing current challenges. We firmly believe that under Bob's leadership and the Board's continued guidance, we will accelerate our progress and be more consistent in meeting the expectations of both our shareholders and our customers."

Mr. May said, "I am honored that the Board has selected me to lead Charter on an interim basis, and I am excited about Charter's significant strengths and future potential. Working with the Charter team, I am committed to instilling a renewed focus on operational excellence and superior customer service throughout the Company in order to stimulate growth and deliver value to our shareholders."

In September 2004, the Charter Board of Directors established a Strategic Planning Committee to work closely with management to systematically review Charter's operations and identify areas of sustainable improvements. As a result of this initiative, the Company has developed a plan to bolster its operating and financial performance and to position the business for long-term success. The Company's operational plan identifies as near-term priorities the need to:

  Generate significant improvements in the overall customer experience in such critical areas as service delivery, customer care, and new product offerings;
  Develop more sophisticated customer management capabilities through investment in the Company's customer care and marketing infrastructure, improved segment-level marketing, and rigorous "test and learn" processes;
  Focus on the execution of smart growth strategies for new services, including digital simulcast, video on demand (VOD), Internet telephony, and personal video recording (PVR);
  Move aggressively to fill critical personnel positions; and
  Review the Company's overall organizational, incentive and compensation structure to ensure it is consistent with and rewards excellent customer service.

"We understand the challenges that lay ahead, and we are committed to successfully addressing them. To do this, in what we all recognize is a very competitive environment, we need superb execution across our operations and to offer a compelling value proposition," continued Mr. May. "There's significant value embedded in Charter that can be - and will be - used for future growth and for the benefit of our customers and shareholders."

Mr. May, 55, has been a director of Charter's Board and a member of its Strategic Planning Committee since 2004. He has served in various senior management and executive positions over the past 30 years. At Cablevision Systems, Corp., where he was Chief Operating Officer and a director from 1996 to 1998, Mr. May was part of the executive team that helped transition the Company through new operating strategies and the use of new technologies. From 1973 to 1993, Mr. May held several senior executive and operational positions at Federal Express Corporation, where he was most recently President, Business Logistics. Mr. May currently serves as Chairman of the Board of HealthSouth Corporation, a national provider of healthcare services, and has been a member of the Company's Board since October 2002. He served as HealthSouth's Interim Chief Executive Officer from March 2003 until May of 2004, and as Interim President of its Outpatient and Diagnostic Division from August 2003 to January 2004.

Charter To Host Conference Call

Charter will host a conference call today, January 18, 2005 at 10:30 AM ET to discuss today's announcement.

The conference call will be webcast live via the Company's website at www.charter.com. The webcast can be accessed by clicking on "About Us, Investor and News Center" on the top right of the home page. The call will be archived in the "Investor and News Center" in the "Presentation/Webcast" section on the left beginning two hours after completion of the call. Participants should go to the call link no later than 10 minutes prior to the start time to register.

Those participating via telephone should dial (888) 796-2701 no later than 10 minutes prior to the call. International participants should dial (706) 634-2288.

A replay of the call will be available at (800) 642-1687 or (706) 645-9291 beginning two hours after the completion of the call through midnight January 25, 2005. The passcode for the replay is 3470386.

About Charter Communications

Charter Communications, Inc., a broadband communications company, provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital(TM) and Charter High-Speed(TM) Internet service. Charter also provides business-to-business video, data and Internet protocol (IP) solutions through Charter Business(TM). Advertising sales and production services are sold under the Charter Media(R) brand. More information about Charter can be found at www.charter.com.

Safe Harbor Statement

Any statements in this release that are not historical facts are forward-looking statements. The words "plan", "believe", "expect", "anticipate", "estimate" and other expressions that indicate future events and trends identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. Factors that could have a material and adverse impact on actual results are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission. Charter undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made during this release to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

Contacts:

Dave Andersen, 314-543-2213 or Mary Jo Moehle, 314-543-2397, both of Charter Communications, Inc.

Or

Andy Brimmer or Barrett Golden of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449